February 4, 1994



  Tokheim Corporation
  P.O. Box 360
  Fort Wayne, Indiana  46801-0360

       Re:  Shares to be Issued Pursuant to Tokheim Corporation
            1992 Stock Incentive Plan and Registered on Form S-8

  Dear Sirs:

       We have acted as counsel to Tokheim Corporation, an Indiana corporation (the "Company"), in connection with registration of the Company's 1992 Stock Incentive Plan and shares of the Company's Common Stock to be issued upon exercise of options thereunder, as reflected by the Company's
  Registration Statement on Form S-8 being filed with the Securities and Exchange Commission. This opinion is prepared and submitted pursuant to Item 601 of Regulation S-K.

       As to various factual matters relevant to our opinion, we have relied upon inquiries made by us to officers of the Company.

       This opinion is governed by and shall be interpreted in accordance with the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as described in the Accord, and this opinion should be read in conjunction therewith. The law covered by the opinions expressed herein is limited to the laws of the State of Indiana.

       Based upon the foregoing, and subject to the qualifications and exceptions set forth herein, we are of the opinion that the shares of Common Stock of the Company to be issued upon exercise of options under the Company's 1992 Stock Incentive Plan will be, at such time as the exercise price is paid therefor, legally issued, fully paid and nonassessable.

       We hereby consent to the filing of this opinion, or copies thereof, as an Exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                Very truly yours,

                                BAKER & DANIELS